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                                                                   Exhibit 10(p)




                             THE ALPINE GROUP, INC.,
                                     ISSUER

                                  ADIENCE, INC.
                       SUPERIOR TELECOMMUNICATIONS, INC.,
                            SUPERIOR CABLE CORPORATION
                              SUBSIDIARY GUARANTORS


                                  $153,000,000

                      12 1/4% Senior Secured Notes due 2003


                               PURCHASE AGREEMENT



                                                                   July 14, 1995



MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
Nomura Securities International, Inc.
First Albany Corporation
c/o Merrill Lynch & Co.
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1201


Ladies and Gentlemen:

          The Alpine Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Nomura Securities International, Inc. and First Albany Corporation (collectively, the "Initial

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Purchasers") $153,000,000 aggregate principal amount of the Company's 12 1/4%
Senior Secured Notes due 2003 (the "Notes"). The Notes are to be issued pursuant to an Indenture to be dated on or about in July 14, 1995 (the "Indenture") among the Company, each Subsidiary Guarantor (as defined below) and Marine Midland Bank, trustee (the "Trustee"). The obligations of the Company under the Indenture and the Notes will be guaranteed (the "Subsidiary Guarantees") by the following wholly owned subsidiaries of the Company,
Superior Telecommunications Inc., a Georgia corporation ("Superior"), Adience, Inc., a Delaware corporation ("Adience") and Superior Calbe Corporation, a corporation organized under the laws of Ontario, Canada ("Superior Canada" and, together with Superior and Adience, together with Superior and Superior Canada (as defined below) in the event that Superior Canada issues a Subsidiary Guaranty as set forth in the following paragraph, the "Subsidiary Guarantors"),
pursuant to the Indenture.   Additionally, pursuant to the Pledge Agreement
between the Company and the Trustee (the "Pledge Agreement") the Notes are to be secured by the capital stock of Superior and Adience that is owned by the Company (the "Pledged Stock"), together with profits and proceeds therefrom and property received with respect thereto, in addition thereto, in exchange therefor or in substitution thereof (collectively, the "Collateral"), which will be pledged to the Trustee.

          At such time as the Company completes the refinancing of the DNE Credit Facility (as defined below), the Notes will also be secured by the stock of DNE Technologies, Inc., a Delaware corporation ("DNE"), DNE Systems, Inc., a Delaware corporation ("DNE Systems") and DNE Manufacturing and Service Company, a Delaware corporation ("DNE Manufacturing" and, together with DNE and DNE Systems, the "DNE Group") that is owned directly by the Company.

          The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on an exemption therefrom. The Company and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated June 21, 1995 (such preliminary offering memorandum being hereinafter referred to as the "Preliminary Offering Memorandum"), and is preparing an offering memorandum, dated July 14, 1995 (such offering memorandum, in the form first furnished to the Initial Purchasers for use in connection with the offering of the Notes, being hereinafter referred to as the "Offering Memorandum"), each setting forth information regarding the Company, the Subsidiary Guarantors, the Subsidiary Guarantees and the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes.

          Concurrent with the offering of the Notes, the Company and certain of its subsidiaries will enter into a new $85 million revolving credit agreement with the lenders party thereto and Shawmut Capital Corporation, as agent (the "New Credit Agreement"). The Company intends to use the net proceeds of the sale of the Notes together with borrowings under the New Credit Agreement and a portion of its cash reserves as follows (collectively, "the

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Refinancing"; such other defined terms used in this paragraph below and not previously defined herein are used with the meanings ascribed in the Offering Memorandum):

          1. Superior will repay in full the $140.0 million aggregate principal amount of the Alcatel Acquisition Notes;

          2. The $10.3 million deferred purchase price owed in connection with the Alcatel Acquisition (the "Deferred Purchase Price") will be paid;

          3. Adience will retire $44,.1 million aggregate principal amount of the Adience Senior Notes, plus accrued interest, pursuant to the Debt Exchange Agreement;

          4. Adience will terminate the Adience Credit Facility and repay all amounts outstanding thereunder;

          5. the Company will acquire the 12.8% of Adience's common stock not owned by the Company for $1.6 million in cash pursuant to the merger of a wholly owned subsidiary of the Company into Adience;

          6.   The DNE Acquisition Note will be repaid;

          7. DNE will terminate the DNE Credit Facility and repay all amounts outstanding thereunder;

          8.   Alpine will redeem in full the Alpine 13.5% Senior Notes;

          9.   Alpine will redeem in full the Alpine 13.5% Debentures;

          10. Alpine will repay certain other current indebtedness aggregating approximately $0.2 million; and

          11. Alpine will lend $3.3 million to PolyVision to enable PolyVision to repay all amounts due under its credit facility and its outstanding equipment loan

          The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms set forth in the Offering Memorandum, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the 1933 Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A,
(ii)

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to a limited number of other institutional "accredited investors" (as defined in
Rule 501(a)(1), (2), (3) and (7) under Regulation D ("Regulation D") of the 1933 Act ("Accredited Investors")) in exempt private sales under the 1933 Act and/or
(iii) to non-U.S. persons outside the United States to whom the Initial Purchasers reasonably believe offers and sales of the Notes may be made in reliance upon Regulation S under the 1933 Act ("Regulation S"), in transactions meeting the requirements of Regulation S, provided that the offers and sales described in clauses (i), (ii) and (iii) are made in the manner contemplated by
Section 2(d) and Section 2(e) hereof.

          The holders of the Notes will be entitled to the benefits of a Registration Rights Agreement, in a form reasonably satisfactory to the Initial Purchasers (the "Registration Rights Agreement"), pursuant to which the Company and the Subsidiary Guarantors will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Exchange Notes referred to in such Registration Rights Agreement (the "Exchange Notes") or the Notes under the 1933 Act.

          Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company and each of the Subsidiary Guarantors, jointly and severally, represent and warrant to and agree with the Initial Purchasers as of the date hereof and as of the Closing Time (as hereinafter defined) that:

          (i) As of their respective dates, none of the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto and, as of the Closing Time, the Offering Memorandum, as amended or supplemented at such time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to untrue statements made in or omissions from the Preliminary Offering Memorandum or any amendment or supplement thereto that are corrected in the Offering Memorandum or any amendment or supplement thereto or to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Initial Purchasers to the Company or the Subsidiary Guarantors expressly for use in the Preliminary Offering Memorandum, the Offering Memorandum or any amendment or supplement thereto.

          (ii) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the 1933 Act) as any securities of the Company registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or listed on a national securities exchange or quoted in an automated interdealer quotation system. The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Notes will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

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          (iii)     The Company is subject to Section 13 or 15(d) of the 1934
     Act.

          (iv) Neither the Company nor any Subsidiary Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (v) None of the Company, any Subsidiary Guarantor or any of their respective affiliates (as defined in Rule 501(b) under the 1933 Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the 1933 Act, provided that the foregoing representation and warranty shall not be deemed to apply to actions of the Initial Purchasers or their affiliates.

          (vi) None of the Company, any Subsidiary Guarantor, any of their respective affiliates or any person (other than the Initial Purchasers or their affiliates, as to whom the Company and the Subsidiary Guarantors make no representation) acting on their behalf has engaged, in connection with the offering of the Notes, (A) in any form of general solicitation or general advertising (as those terms are defined in Regulation D); (B) in any public offering within the meaning of Section 4(2) of the 1933 Act; or
     (C) in any directed selling efforts (as defined in Rule 902 under the 1933 Act and the Commission's Release No. 33-6863 in the United States in connection with the Notes proposed to be offered and sold pursuant to Regulation S by the Initial Purchasers).

          (vii) Assuming that the representations and warranties of the Initial Purchasers in Section 2(d) and Section 2(e) are true, correct and complete and assuming compliance by the Initial Purchasers with their covenants in Section 2(d) and Section 2(e), it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under, or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with, this Agreement to register the Notes or the Subsidiary Guarantees under the 1933 Act or to qualify any indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (viii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the date as of which information is given in the Offering Memorandum, there has not been any material adverse change in the condition

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     (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise, otherwise than as set forth in the Offering Memorandum.

          (ix) The (a) consolidated financial statements of the Company and its subsidiaries included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified, (b) the combined financial statements of the Alcatel Business included in the Offering Memorandum present fairly the combined financial position of the Alcatel Business as of the dates indicated and the combined results of operations and changes in financial position of the Alcatel Business for the periods specified, and (c) the consolidated financial statements of Adience and its subsidiaries included in the Offering Memorandum present fairly the consolidated financial position of Adience and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of Adience and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.
     The selected financial data and all operating data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Offering Memorandum. The pro forma financial statements and other pro forma financial information included in the Offering Memorandum present fairly the information shown therein in accordance with the adjustments and assumptions described therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company and the Subsidiary Guarantors, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (x) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, unless, in each case, the failure to so qualify in any jurisdiction would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise.

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          (xi)      The Company's only subsidiaries are set forth on Schedule II hereto (collectively, the "Subsidiaries"), except for PolyVision France, S.A., which is inactive and had aggregate total assets of less than $900,000 as of April 30, 1995. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; each Subsidiary is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, unless, in each case, the failure to so qualify in any jurisdiction would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly and authorized and validly issued, are fully paid and non-assessable and, except with respect to (a) approximately 12.8% of the outstanding common stock of Adience and (b) outstanding shares of common stock of Adience that are pledged to certain lenders pursuant to the Adience Credit Facility (as defined in the Offering Memorandum), are owned directly by the Company or indirectly by the Company through a Subsidiary Guarantor, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind. As of the Closing Time all of the capital stock of each Subsidiary will be owned directly by the Company or indirectly by the Company through a Subsidiary Guarantor, free and clear, except with respect to the interest of the Trustee in the Pledged Stock pursuant to the Pledge Agreement, of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (xii) The authorized, issued and outstanding capitalization of the Company is as set forth in the Offering Memorandum under the caption "Capitalization". All of the outstanding shares of the capital stock of the Company have been duly and authorized and validly issued and are fully paid and non-assessable.

          (xiii) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property owned by it which is material (individually or in the aggregate) to the Company and its subsidiaries, taken as one enterprise, and good and marketable title to all personal property owned by it which is material (individually or in the aggregate) to the Company and its subsidiaries, taken as one enterprise, in each case, free and clear of all liens, charges, encumbrances and restrictions except such as are described in the Offering Memorandum or such as are not material (individually or in the aggregate) to the Company and its subsidiaries, taken as one enterprise; and any real property and buildings held under lease by the Company or any Subsidiary which are material (individually or in the aggregate) to the Company and its subsidiaries, taken as one enterprise, are held by the Company or the Subsidiary under valid, subsisting and enforceable leases with such exceptions as are not material (individually or in the aggregate) to the Company and its subsidiaries, taken as one enterprise.

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          (xiv)     Neither the Company nor any Subsidiary is in violation of
     its Articles of Incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject which default or defaults individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the New Credit Agreement by the Company and the Subsidiary Guarantors, the issuance and delivery of the Notes, the delivery of the Pledged Stock and related stock powers executed in blank, the compliance by the Company and the Subsidiary Guarantors with all of the provisions of this Agreement, the Notes, the Registration Rights Agreement, the Pledge Agreement, the Indenture and the New Credit Agreement, and the consummation by the Company and the Subsidiaries of the transactions contemplated herein, including the Refinancing, and in the Registration Rights Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except as disclosed in the Offering Memorandum with respect to the Pledge Agreement and the New Credit Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, (B) do not and will not result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary and (C) do not and will not result in any violation of any law, rule, regulation, judgment, order or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets other than, in the case of clauses (A) and (C) above, any breach, default or violation that individually or in the aggregate will not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise; and no authorization, approval, consent, order, registration, qualification or license of or with any government, government instrumentality or court, domestic or foreign, is required for the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement, including the Refinancing, the Registration Rights Agreement, the Indenture, the Subsidiary Guarantees and the New Credit Agreement except the registration under the 1933 Act of the Notes or the Exchange Notes pursuant to the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act pursuant to the Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws

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                                        9


     in connection with the purchase and resale of the Notes by the Initial Purchasers and the registration of the Notes or the Exchange Notes under the 1933 Act pursuant to the Registration Rights Agreement.

          (xv) Other than as set forth in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or any Subsidiary Guarantor, threatened against or affecting the Company or any Subsidiary that could result in any material adverse change in the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated by this Agreement, including the Refinancing, the Registration Rights Agreement, the Indenture, the Pledge Agreement or the New Credit Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Offering Memorandum to which the Company or any Subsidiary is a party or which affect any of their respective properties, including any ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, taken as one enterprise.

          (xvi) Other than as described in the Offering Memorandum, neither the Company nor any subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, or is not in compliance with any term or condition of, or has failed to obtain, any license, permit, franchise or other administrative or governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation, non-compliance or failure to obtain would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise.

          (xvii) This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor.

          (xviii)   Arthur Andersen LLP, which are reporting on certain of the audited financial statements of the Company, Adience and the Alcatel Business included in the Offering Memorandum, are independent public accountants in accordance with the provisions of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations").

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          (xix)     Price Waterhouse LLP, which are reporting on certain of the audited financial statements of Adience included in the Offering Memorandum, are independent public accountants in accordance with the provisions of the 1933 Act and the 1933 Act Regulations.

          (xx) The Notes have been duly authorized by the Company and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Notes conform to the description thereof in the Offering Memorandum.

          (xxi) The Registration Rights Agreement has been duly authorized by the Company and each Subsidiary Guarantor and, as of the Closing Time, will be duly executed and delivered by the Company and each Subsidiary Guarantor, will constitute a valid and binding obligation of the Company and each Subsidiary Guarantor enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as any rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws; and the Registration Rights Agreement conforms to the description thereof in the Offering Memorandum.

          (xxii) The Indenture has been duly authorized by the Company and each Subsidiary Guarantor and, when duly executed and delivered by the Company, each Subsidiary Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof in the Offering Memorandum.

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                                       11


          (xxiii)   The New Credit Agreement has been duly authorized by the
     Company and each of the other Subsidiaries party thereto Subsidiary Guarantors and, when executed and delivered by the Company and each such subsidiary, will be the valid and binding obligation of the Company and such subsidiaries, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability may be limited is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy. The New Credit Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

          (xxiv) The Indenture and the Pledge Agreement will create, in favor of the Trustee, on behalf of the holders of the Notes and the Exchange Notes, a valid and perfected security interest in the Collateral.

          (xxv) The Company will use the proceeds of the sale of the Notes, together with borrowings under the New Credit Agreement and a portion of its cash reserves to consummate, in all material respects, the Refinancing transactions at the Closing Time, except that (A) the Company will call the Alpine 13.5% Debentures for redemption at the Closing Time, (B) the merger of the Company's wholly owned subsidiary into Adience will have occurred, but the Company's payment for the remainder of the shares of Adience not then owned by the Company will occur subsequent to the Closing Time, (C) the Deferred Purchase Price will be paid on its due date of August 11, 1995 and (D) the replacement of the DNE Credit Facility with the New Credit Agreement and the repayment of the DNE Acquisition Note require the consents of two of DNE's creditors, and will be repaid promptly after receipt of such consents. The Company will use its reasonable best efforts to obtain such consents as promptly as possible.

          (xxvi) Each of the Company and the Subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such material licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xxvii)   Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted in all material respects, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents,

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                                       12


     patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise.

          (xxviii) To the best knowledge of the Company, no labor problem exists with its employees or with employees of the Subsidiaries or is imminent that could materially adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise.

          (xxix) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries each has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporate tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings or business of the Company and its subsidiaries, considered as one enterprise.

          (xxx) The Company and the Subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxi) The Company and each of the Subsidiary Guarantors is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company and each Subsidiary Guarantor, on a particular date, that on such date (A) the fair market value of the assets of the Company and such Subsidiary Guarantor, as the case may be, is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Subsidiary Guarantor, as the case may be, (B) the present fair salable value of the assets of the Company and such Subsidiary, as the case may be, is greater than the amount that will be required to pay the probable liabilities of the Company or such Subsidiary Guarantor, as the case may be, on its debts as they become absolute and matured, (C) the Company and such Subsidiary Guarantor, as the case may be, is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Company and such Subsidiary Guarantor, as the case may be, does not have an unreasonably small capital.

          (xxxii)   Except as disclosed in the Offering Memorandum and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xxxiii) The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

          (b) Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Initial Purchasers or their counsel in connection with the offering of the Notes contemplated by this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary Guarantor, as the case may be, to the Initial Purchasers as to the matters covered thereby.

          Section 2. PURCHASE, SALE AND RESALE OF THE NOTES; CLOSING; REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASERS. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell the Notes to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite their names, at the purchase price of 88.756% of the principal amount thereof plus accrued interest, if any, from July 21, 1995 to the date of payment and delivery.

          (b) Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and the Initial Purchasers, at 9:00 A.M. on July 21, 1995, or at such other time not more than ten full business days thereafter as the Initial Purchasers and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery of the Notes to the Initial Purchasers for their respective accounts.

          (c) The Notes shall be in such denominations ($1,000 or an integral multiple thereof) and registered in such names as the Initial Purchasers may request in writing at least one full business day before the Closing Time. The Notes will be made available in New York City for examination and packaging by the Initial Purchasers not later than 2:00 P.M. on the business day prior to the Closing Time.

          (d) The Initial Purchasers have advised the Company that they propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchasers hereby represent and warrant to, and agree with, the Company and the Subsidiary Guarantors that they (i) are Qualified Institutional Buyers, (ii) have not and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising (as those terms are defined in Regulation D) or in any manner involving a public offering within the meaning of
Section 4(2) of the 1933 Act, or with respect to Notes sold in reliance on Regulation S, by means of any directed selling efforts as defined in Rule 902 under the 1933 Act and the Commission's Release No. 33-6863, and (iii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes, as part of their initial offering, only to (A) persons in the United States whom they reasonably believe to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to them in writing that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in a transaction under Rule 144A, (B) a limited number of other institutional investors whom they reasonably believe to be Accredited Investors or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers in writing that each such account is an Accredited Investor, PROVIDED, HOWEVER, that such Accredited Investor must complete and deliver to them an investment letter in the form of Exhibit A to the Offering Memorandum prior to acceptance of any order by the Initial Purchasers and (C) non-U.S. persons outside the United States to whom they reasonably believe offers and sales of the Notes may be made in reliance upon Regulation S, in transactions meeting the requirements of Regulation S; PROVIDED that, with respect to clauses (B) and (C), each such transfer of Notes is effected by the delivery to such purchaser of Notes in definitive form and registered in its name (or its nominee's name) on the books maintained by the Trustee.

          (e) In connection with sales outside the United States, the Initial Purchasers represent and warrant to, and agree with the Company and the Subsidiary Guarantors that they will not offer, sell or deliver Notes to, or for the account or benefit of, U.S. persons (i) as part of the Initial Purchasers' distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Time, and they will send to each dealer to whom they sell such Notes during such period, a confirmation or other notice setting forth the restrictions on offers and sales of the Notes within the United States or to, or for the account or benefit of, U.S. persons.

          Section 3. CERTAIN COVENANTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. The Company and each of the Subsidiary Guarantors, jointly and severally, covenant with the Initial Purchasers as follows:

          (a) The Company will promptly deliver to the Initial Purchasers, without charge, during the period from the date hereof to the date of the completion of the distribution of the Notes by the Initial Purchasers, copies of the Offering Memorandum, as it may then be amended or supplemented, or the Preliminary Offering Memorandum, as it may then be amended or supplemented, in such quantities as the Initial Purchasers may from time to time reasonably request.

          (b) The Company will not at any time make any amendment or supplement to the Offering Memorandum, of which the Initial Purchasers shall not have previously been advised and furnished a copy, or to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object.

          (c) If at any time prior to completion of the distribution of the Notes by the Initial Purchasers any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the opinion of counsel for the Initial Purchasers or counsel for the Company, it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with applicable law, as the case may be, and furnish the Initial Purchasers such number of copies as the Initial Purchasers may reasonably request.

          (d) The Company will promptly from time to time take such action as the Initial Purchasers may request to qualify the Notes for offering and sale under the securities laws of such states or other jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for a period of not less than one year from the date of the Offering Memorandum; PROVIDED that in connection therewith neither the Company nor any Subsidiary Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or shall, except as set forth in the Registration Rights Agreement, be required to make an offer to exchange the Exchange Notes for Notes.

          (e) During a period of three years from the Closing Time, the Company will furnish the Initial Purchasers with copies of all reports or other communications (financial or other) furnished to holders of the Notes, and deliver to the Initial Purchasers (i) promptly after they are publicly available, copies of any reports and financial statements furnished to or filed with the Commission or any securities regulatory authority by the Company or any Subsidiary Guarantor (except for confidential portions of reports filed with such authorities on a confidential basis); and (ii) such additional information concerning the business and financial condition of the Company or the Subsidiary Guarantors as the Initial Purchasers may from time to time reasonably request.

          (f) None of the Company, any Subsidiary Guarantor or any of their respective affiliates will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are defined in Regulation D), or by means of any directed selling efforts (as defined in Rule 902 under the 1933 Act and the Commission's Release No. 33-6863) in the United States in connection with Notes being offered and sold pursuant to Regulation S, prior to the effectiveness of a Registration Statement with respect to the Notes or the Exchange Notes.

          (g) None of the Company, any Subsidiary Guarantor or any of their respective affiliates (as defined in Rule 501(b) of the 1933 Act) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the 1933 Act.

          (h) None of the Company or any Subsidiary Guarantor will be or become, at any time prior to the expiration of three years after the Closing Time, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under
     Section 8 of the Investment Company Act nor be or become a closed end investment company required to be registered, but not registered, thereunder.

          (i) From and after the Closing Time, the Company and each Subsidiary Guarantor will, so long as the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, and the Company is neither subject to Section 13 or 15(d) of the 1934 Act, nor exempt from reporting pursuant to Rule 12g3-2 under the 1934 Act, furnish to holders of Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act to permit compliance with Rule 144A in connection with resales of the Notes.

          (j) The Company will use its best efforts in cooperation with the Initial Purchasers to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (k) Each certificate representing a Note will bear the following legend until such legend shall no longer be necessary or advisable because such Note is no longer subject to the restrictions on transfer described therein:

          THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT

          FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ALPINE OR ANY AFFILIATE OF ALPINE WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO ALPINE, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALE TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1),
          (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND WHO DELIVERS A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT A HERETO TO THE TRUSTEE OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO ALPINE'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

          (l) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Offering Memorandum under the caption "Use of Proceeds".

          (m) For a period of 180 days from the date hereof, the Company will not, without the prior written consent of the Initial Purchasers, directly or indirectly, sell, offer to sell, contract to sell, or announce or file a registration statement for the offering of, any debt securities of the Company designed to be traded or distributed in the public or private securities markets, except pursuant to this Agreement or the Registration Rights Agreement.

          Section 4. PAYMENT OF EXPENSES. The Company and the Subsidiary Guarantors, jointly and severally, covenant and agree with the Initial Purchasers that the Company and the Subsidiary Guarantors will pay or cause to be paid all costs and expenses incident to the performance of the Company's and the Subsidiary Guarantors' respective obligations under this Agreement, the Notes, the Registration Rights Agreement and the Indenture, including the following: (i) the fees, disbursements and expenses of the Company's and the Subsidiary Guarantors' counsel and accountants and all other expenses incurred in connection with the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the Indenture; and the mailing and delivering of copies thereof to the Initial Purchasers and any dealers; (ii) the cost of printing or producing this Agreement, the Registration Rights Agreement, the Blue Sky Memorandum, any Legal Investment Survey and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all other expenses in connection with the qualification of the Notes and the Subsidiary Guarantees for offering and sale under state securities laws as provided in Section 3(e) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky survey and any Legal Investment Survey; (iv) the cost of preparing certificates representing the Notes; (v) any fees charged by rating agencies for rating the Notes; (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Notes; (vii) all expenses and taxes incident to the sale and delivery of the Notes to be sold by the Company to the Initial Purchasers hereunder;
(viii) all fees and expenses in connection with the pledge of the Pledged Stock, including any transfer or stamp taxes; (ix) the cost of obtaining approval for the trading of the Notes through PORTAL; and (x) all other costs and expenses incident to the performance of the Company's and the Subsidiary Guarantors' obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Section 6 and Section 7 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of its counsel and any advertising expenses connected with any offers and sales of the Notes the Initial Purchasers may make.

          If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 9(a)(i), the Company and the Subsidiary Guarantors, jointly and severally, agree to reimburse the Initial Purchasers for all their out-of-pocket expenses, including the fees and disbursements of the Initial Purchasers' counsel.

          Section 5. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The Initial Purchasers' obligations to purchase and pay for the Notes hereunder at the Closing Time shall be subject to the condition that all representations and warranties and other statements of the Company or any Subsidiary contained herein or in certificates of the officers of the Company or any Subsidiary are, as of the date hereof and such Closing Time, true and correct, the condition that the Company and the Subsidiary Guarantors shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) At the Closing Time, Shearman & Sterling, counsel for the Initial Purchasers, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Time, with respect to the Offering Memorandum, the validity of the Notes and the Indenture and such other related matters as the Initial Purchasers may reasonably request. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; provided that such certificates have been delivered to the Initial Purchasers.

          (b) At the Closing Time, Proskauer Rose Goetz & Mendelsohn LLP, counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Time, in form and substance satisfactory to the Initial Purchasers and the Initial Purchasers' counsel, to the effect set forth in Exhibit A hereto. In giving such opinion, such counsel may rely or furnish to the Initial Purchasers separate opinions from other counsel (satisfactory to counsel for the Initial Purchasers and in form and substance satisfactory to counsel for the Initial Purchasers) as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, in the case of reliance on such opinion the opinion of counsel for the Company and the Subsidiary Guarantors shall state that they believe the Initial Purchasers and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; PROVIDED that such certificates have been delivered to the Initial Purchasers.

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Notes pursuant to this Agreement as the Initial Purchasers' counsel may reasonably request.

          (c) At the Closing Time, Rogers & Hardin, special Georgia counsel for the Company and the Subsidiary Guarantors, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Time, in form and substance satisfactory to the Initial Purchasers and the Initial Purchasers' counsel, regarding Superior, to the effect set forth in paragraphs B, D, G, H, I, and J of Exhibit A hereto.

          (d) At the Closing Time, Sonnenschein, Nath & Rosenthal; Reed Smith Shaw & McClay; Titus & McConomy; Miller, Turetsky, Rule, McLennan & Stern; and Damon & Money LLP shall have furnished to the Initial Purchasers their written opinion, dated the Closing Time, in form and substance satisfactory to the Initial Purchasers and the Initial Purchasers' counsel regarding Adience, DNE and Superior, respectively, to the effect that statements in the Offering Memorandum under the captions "Business - Environmental Matters" and "Business - Legal Proceedings", insofar as such statements constitute a summary of the legal matters, documents or proceedings therein, fairly summarize the matters referred to therein.

          (e) On or prior to the execution hereof and also at the Closing Time, Arthur Andersen LLP shall have furnished to the Initial Purchasers a letter or letters, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit B hereto.

          (f) On or prior to the execution hereof Price Waterhouse LLP shall have furnished to the Initial Purchasers a letter or letters, in form and substance satisfactory to the Initial Purchasers as to their independence with respect to Adience.

          (g) At the Closing Time, (1) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (2) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (3) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary other than as set forth in the Offering Memorandum and no proceedings shall be pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, or any, provincial or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Offering Memorandum, (4) the Company and each Subsidiary Guarantor shall have complied in all material respects with all agreements and satisfied all conditions to be performed or satisfied by them under this Agreement at or prior to the Closing Time, and (5) the other representations and warranties of the Company and the Subsidiary Guarantors set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, the Initial Purchasers shall have received a certificate of the Chief Executive Officer, and the Chief Financial Officer, of the Company and each Subsidiary Guarantor, dated as of the Closing Time, to such effect.

          (h) At the Closing Time, the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, shall have been duly executed, delivered and be in full force and effect.

          (i) At the Closing Time, the New Credit Agreement and related documents, in form and substance reasonably satisfactory to the Initial Purchasers, shall have been duly executed, delivered and be in full force and effect.

          (j) At the Closing Time, the Pledged Stock shall have been duly delivered to the Trustee, together with fully executed stock powers prepared in blank.

          (k) The Refinancing transactions will have been consummated in all material respects (including the execution and delivery of the New Credit Agreement and the initial borrowing thereunder), except that (A) the Company will have called the Adience 13.5% Debentures for redemption, (B) the merger of the Company's wholly owned subsidiary into Adience will have occurred, but the Company's payment for the remainder of the shares of Adience not then owned by the Company will occur subsequent to the Closing Time, (c) the Deferred Purchase Price will not have been paid and (iv) the replacement of the DNE Credit Facility with the New Credit Agreement and the repayment of the DNE Acquisition Note require the consent of two of DNE's creditors, the DNE Credit Facility and the DNE Acquisition Note will be repaid promptly after receipt of such consents.

          (l) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's long term senior debt, including the Notes, by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (m) At the Closing Time, you shall have received a solvency certificate of the chief financial officer of the Company and each of the Subsidiary Guarantors, in form and substance satisfactory to you and dated as of the Closing Time.

          (n) On the day prior to the Closing Time the Company will have cash and cash equivalents of not less than $46,000,000 available for use in the consummation of the Refinancing transactions.

          (o) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as it may reasonably request for the purpose of enabling it to pass upon the issuance and sale of the Notes as contemplated in this Agreement and the matters referred to in Section 5(a) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Subsidiary Guarantors, the performance of any of the covenants of the Company and the Subsidiary Guarantors, or the fulfillment of any of the conditions herein contained.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 herein shall remain in effect.

          Section 6. INDEMNIFICATION. (a) The Company and each of the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Subsidiary Guarantors; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened in connection with, or any claim whatsoever based upon, any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or subparagraph (ii) above;

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company or the Subsidiary Guarantors by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).

          (b) Each Initial Purchasers agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors, their respective directors, officers and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or any Subsidiary Guarantor by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Subsidiary Guarantors and the Initial Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Subsidiary Guarantors and the Initial Purchasers, as incurred, in such proportions that (a) the Initial Purchasers are responsible for that portion represented by the percentage that the Initial Purchasers' commission appearing on the cover page of the Offering Memorandum bears to the price to investors appearing thereon, and (b) the Company and the Subsidiary Guarantors, jointly and severally, are responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company or any Subsidiary Guarantor, and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or the Subsidiary Guarantors, as the case may be.

          Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or any Subsidiary Guarantor or the officers of any of them set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Subsidiary Guarantor or any Initial Purchaser or any person who controls the Company, any Subsidiary Guarantor or any Initial Purchaser and will survive delivery of and payment for the Notes.

          Section 9. TERMINATION OF AGREEMENT. (a) The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or the American Stock Exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or
(iv) if a banking moratorium has been declared by either federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Section 4, Section 6, Section 7 and Section 8 shall remain in effect.

          Section 10. DEFAULT. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Notes that it or they are obligated to purchase (the "Defaulted Notes"), the non-defaulting Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchasers have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof in the proportions that their respective purchase obligations bear to the purchase obligations of all non-defaulting Initial Purchasers, or

          (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

          Section 11. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of Karen Schmitt, with copies to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, attention of Jonathan Jewett. Notices to the Company or any Subsidiary Guarantor, or all of them, shall be directed to them at 1790 Broadway, 15th Floor, New York, New York 10019, attention of Chief Financial Officer.

          Section 12. PARTIES. This Agreement is made solely for the benefit of the Initial Purchasers, the Company and the Subsidiary Guarantors and, to the extent expressed, any person controlling the Company, the Subsidiary Guarantors or any Initial Purchaser, and the directors and the officers of the Company and the Subsidiary Guarantors and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Initial Purchasers of the Notes.

          SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
BY THE LAW OF THE STATE OF NEW YORK.   SPECIFIED TIMES OF THE DAY REFER TO NEW
YORK CITY TIME.

          Section 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                               ------------------

          If the foregoing is in accordance with the Initial Purchasers' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers in accordance with its terms.

                                   Very truly yours,

                                   THE ALPINE GROUP, INC.


                                   By
                                     -------------------------
                                     Name:
                                     Title:


                                   ADIENCE, INC.


                                   By
                                     -------------------------
                                     Name:
                                     Title:


                                   SUPERIOR TELECOMMUNICATIONS INC.


                                   By
                                     -------------------------
                                     Name:
                                     Title:

                                   SUPERIOR CABLE CORPORATION


                                   By
                                     -------------------------
                                     Name:
                                     Title:

 Confirmed and accepted as of
  the date first above written:

MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
NOMURA SECURITIES INTERNATIONAL, INC.
FIRST ALBANY CORPORATION

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By:
   ---------------------------------
   Name:
   Title:

                                    SCHEDULE 1




                                                                Principal Amount
                                                                    of Notes
Initial Purchasers                                              to Be Purchased
------------------                                              ----------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated . . . . . .  $
Nomura Securities International, Inc.. . . . . . . . . . . . .
First Albany Corporation . . . . . . . . . . . . . . . . . . .

     Total

                                   SCHEDULE II


                           SUBSIDIARIES OF THE COMPANY


                                 State/Country of
       Subsidiary Name            Incorporation         Ownership
       ---------------            -------------         ---------

DNE Systems, Inc.                   Delaware          Alpine (100%)
PolyVision France, S.A.              France           Alpine (100%)
Adience, Inc.                       Delaware          Alpine (100%)
Superior Telecommunications Inc.     Georgia          Alpine (100%)
DNE Manufacturing & Service
    Company                         Delaware           DNE (100%)
DNE Technologies, Inc.              Delaware           DNE (100%)
Adience Canada, Inc.             Ontario, Canada     Adience (100%)
Superior Cable Corporation       Ontario, Canada     Adience (100%)